Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2020 RESULTS

Third Quarter 2020 Highlights
▪ Net sales decline narrows to 8.5% on 8.3% lower organic sales
▪ Operating income margin of 11.6%; Adjusted operating income margin of 12.6%
▪ EPS of $0.97; Adjusted EPS of $1.10
▪ Solid balance sheet profile and strong cash flow generation with 117% cash conversion
▪ Cost reduction actions now estimated to provide $80 to $85 million of benefits in 2020

CLEVELAND, Tuesday, October 27, 2020 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2020 net income of $58.5 million, or diluted earnings per share (EPS) of $0.97, which includes special item after-tax charges of $7.5 million, or $0.13 EPS. This compares with prior year period net income of $72.5 million, or $1.17 EPS, which included special item after-tax net benefits of $4.8 million, or $0.08 EPS. Excluding these items, third quarter 2020 Adjusted net income was $66.0 million, or $1.10 Adjusted EPS. This compares with Adjusted net income of $67.7 million, or $1.09 Adjusted EPS in the prior year period.

Third quarter 2020 sales decreased 8.5% to $668.9 million from an 8.3% decrease in organic sales and 0.2% unfavorable foreign exchange. Operating income for the third quarter 2020 was $77.8 million, or 11.6% of sales, including $6.3 million in rationalization and asset impairment charges. This compares with operating income of $88.5 million, or 12.1% of sales, in the prior year period. Excluding special items, Adjusted operating income was $84.1 million, or 12.6% of sales, as compared with $91.6 million, or 12.5% of sales, in the prior year period.

    “We operated safely while supporting a rebound in demand across all of our regions and reportable segments in the third quarter," stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Improved demand and diligent cost management generated solid profitability and earnings performance in the quarter.” Mapes continued, “Looking ahead, we are well-positioned to maximize growth and are focused on increasing profitability and returns to generate long-term value for our shareholders.”

Nine Months 2020 Summary

    Net income for the nine months ended September 30, 2020 was $141.0 million, or $2.34 EPS, which includes special item after-tax charges of $33.9 million, or $0.57 EPS. This compares with prior year period net income of $229.4 million, or $3.64 EPS, which included special item after-tax net benefits of $5.8 million, or $0.09 EPS. Excluding these items, Adjusted net income for the nine months ended September 30, 2020 was $174.9 million, or $2.91 Adjusted EPS, compared with Adjusted net income of $223.6 million, or $3.55 Adjusted EPS, in the comparable 2019 period.

    Sales decreased 13.5% to $2.0 billion in the nine months ended September 30, 2020 from a 14.3% decrease in organic sales and 0.9% unfavorable foreign exchange, partially offset by a 1.8% benefit from acquisitions. Operating income for the nine months ended September 30, 2020 was $198.6 million, or 10.1% of sales. This compares with operating income of $288.2 million, or 12.7% of sales, in the comparable 2019 period. Excluding special items, Adjusted operating income was $235.5 million, or 12.0% of sales, as compared with $296.3 million, or 13.1% of sales, in the comparable 2019 period.

Dividend

The Company's Board of Directors declared a 4.1% increase in the quarterly cash dividend, from $0.49 per share to $0.51 per share, or $2.04 per share on an annual basis. The declared quarterly cash dividend of $0.51 per share is payable January 15, 2021 to shareholders of record as of December 31, 2020.

Lincoln Electric Reports Third Quarter 2020 Financial Results

Webcast Information

A conference call to discuss third quarter 2020 financial results will be webcast live today, October 27, 2020, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

    If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 3879509. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the third quarter 2020 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

    Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 59 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

    Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion, Return on invested capital and Earnings before interest, taxes, depreciation and amortization ("EBITDA") are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

    The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") outbreak, on the Company or its customers, suppliers and the economy in general.  The Company has experienced the negative impacts of COVID-19 on its markets and operations; however, the ultimate duration and severity on the Company's business remains unknown. New and changing government actions to address the COVID-19 pandemic continue to occur. As a result, the countries in which the Company’s products are manufactured and distributed are in varying stages of restrictions. Certain jurisdictions may have to re-establish restrictions due to a resurgence in COVID-19 cases. Additionally, although most of the Company’s customers have

Lincoln Electric Reports Third Quarter 2020 Financial Results

re-opened and increased operating levels, such customers may be forced to close or limit operations as any new COVID-19 outbreaks occur. Even as government restrictions are lifted and economies reopen, the ultimate shape of the economic recovery is uncertain and may continue to negatively impact the Company's results of operations, cash flows and financial position in subsequent quarters. Given this current level of economic and operational uncertainty over the impacts of COVID-19, the ultimate financial impact cannot be reasonably estimated at this time. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2020	% of Sales	2019	% of Sales	$	%
Net sales	$668,888	100.0%	$730,783	100.0%	$(61,895)	(8.5%)
Cost of goods sold	453,501	67.8%	492,432	67.4%	38,931	7.9%
Gross profit	215,387	32.2%	238,351	32.6%	(22,964)	(9.6%)
Selling, general & administrative expenses	131,337	19.6%	148,312	20.3%	16,975	11.4%
Rationalization and asset impairment charges	6,257	0.9%	1,495	0.2%	(4,762)	(318.5%)
Operating income	77,793	11.6%	88,544	12.1%	(10,751)	(12.1%)
Interest expense, net	5,552	0.8%	6,400	0.9%	848	13.3%
Other income (expense)	1,062	0.2%	9,653	1.3%	(8,591)	(89.0%)
Income before income taxes	73,303	11.0%	91,797	12.6%	(18,494)	(20.1%)
Income taxes	14,797	2.2%	19,340	2.6%	4,543	23.5%
Effective tax rate	20.2%		21.1%		0.9%
Net income including non-controlling interests	58,506	8.7%	72,457	9.9%	(13,951)	(19.3%)
Non-controlling interests in subsidiaries’ income (loss)	27	—	(4)	—	31	775.0%
Net income	$58,479	8.7%	$72,461	9.9%	$(13,982)	(19.3%)

Basic earnings per share	$0.98		$1.18		$(0.20)	(16.9%)
Diluted earnings per share	$0.97		$1.17		$(0.20)	(17.1%)
Weighted average shares (basic)	59,426		61,380
Weighted average shares (diluted)	60,018		62,061
	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2020	% of Sales	2019	% of Sales	$	%
Net sales	$1,961,606	100.0%	$2,266,965	100.0%	$(305,359)	(13.5%)
Cost of goods sold	1,319,519	67.3%	1,500,312	66.2%	180,793	12.1%
Gross profit	642,087	32.7%	766,653	33.8%	(124,566)	(16.2%)
Selling, general & administrative expenses	407,440	20.8%	472,108	20.8%	64,668	13.7%
Rationalization and asset impairment charges	36,016	1.8%	6,337	0.3%	(29,679)	(468.3%)
Operating income	198,631	10.1%	288,208	12.7%	(89,577)	(31.1%)
Interest expense, net	16,891	0.9%	17,621	0.8%	730	4.1%
Other income (expense)	1,168	0.1%	17,612	0.8%	(16,444)	(93.4%)
Income before income taxes	182,908	9.3%	288,199	12.7%	(105,291)	(36.5%)
Income taxes	41,834	2.1%	58,832	2.6%	16,998	28.9%
Effective tax rate	22.9%		20.4%		(2.5%)
Net income including non-controlling interests	141,074	7.2%	229,367	10.1%	(88,293)	(38.5%)
Non-controlling interests in subsidiaries’ income (loss)	37	—	(26)	—	63	242.3%
Net income	$141,037	7.2%	$229,393	10.1%	$(88,356)	(38.5%)

Basic earnings per share	$2.36		$3.68		$(1.32)	(35.9%)
Diluted earnings per share	$2.34		$3.64		$(1.30)	(35.7%)
Weighted average shares (basic)	59,655		62,282
Weighted average shares (diluted)	60,202		62,972

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2020	December 31, 2019
Cash and cash equivalents	$152,479	$199,563
Total current assets	1,026,211	1,075,581
Property, plant and equipment, net	504,520	529,344
Total assets	2,217,499	2,371,213
Total current liabilities	533,161	563,135
Short-term debt (1)	1,147	34,969
Long-term debt, less current portion	715,687	712,302
Total equity	710,744	819,077

Operating Working Capital	September 30, 2020	December 31, 2019
Accounts receivable, net	$373,044	$374,649
Inventories	396,214	393,748
Trade accounts payable	226,494	273,002
Operating working capital	$542,764	$495,395

Average operating working capital to Net sales (2)	20.3%	16.8%

Invested Capital	September 30, 2020	December 31, 2019
Short-term debt (1)	$1,147	$34,969
Long-term debt, less current portion	715,687	712,302
Total debt	716,834	747,271
Total equity	710,744	819,077
Invested capital	$1,427,578	$1,566,348

Total debt / invested capital	50.2%	47.7%

(1)Includes current portion of long-term debt.
(2)Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating income as reported	$77,793	$88,544	$198,631	$288,208
Special items (pre-tax):
Rationalization and asset impairment charges (2)	6,257	1,495	36,016	6,337
Acquisition transaction and integration costs (3)	—	—	—	1,804
Amortization of step up in value of acquired inventories (4)	—	1,609	806	3,008
Gains on asset disposals (5)	—	—	—	(3,045)
Adjusted operating income (1)	$84,050	$91,648	$235,453	$296,312
As a percent of total sales	12.6%	12.5%	12.0%	13.1%

Net income as reported	$58,479	$72,461	$141,037	$229,393
Special items:
Rationalization and asset impairment charges (2)	6,257	1,495	36,016	6,337
Acquisition transaction and integration costs (3)	—	—	—	1,804
Pension settlement charges (6)	3,188	—	6,522	—
Amortization of step up in value of acquired inventories (4)	—	1,609	806	3,008
Gains on asset disposals (5)	—	—	—	(3,554)
Gain on change in control (7)	—	(7,601)	—	(7,601)
Tax effect of Special items (8)	(1,911)	(255)	(9,463)	(5,819)
Adjusted net income (1)	66,013	67,709	174,918	223,568
Non-controlling interests in subsidiaries’ income (loss)	27	(4)	37	(26)
Interest expense, net	5,552	6,400	16,891	17,621
Income taxes as reported	14,797	19,340	41,834	58,832
Tax effect of Special items (8)	1,911	255	9,463	5,819
Adjusted EBIT (1)	$88,300	$93,700	$243,143	$305,814

Effective tax rate as reported	20.2%	21.1%	22.9%	20.4%
Net special item tax impact	—	1.3%	(0.2%)	2.0%
Adjusted effective tax rate (1)	20.2%	22.4%	22.7%	22.4%

Diluted earnings per share as reported	$0.97	$1.17	$2.34	$3.64
Special items per share	0.13	(0.08)	0.57	(0.09)
Adjusted diluted earnings per share (1)	$1.10	$1.09	$2.91	$3.55

Weighted average shares (diluted)	60,018	62,061	60,202	62,972
(1)Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)Primarily related to severance, asset impairments of long-lived assets and gains or losses on the disposal of assets.
(3)Related to the acquisition of Air Liquide Welding and are included in Selling, general & administrative expenses.
(4)Related to an acquisition and are included in Cost of goods sold.
(5)Primarily included in Cost of goods sold.
(6)Related to lump sum pension payments and are included in Other income (expense).
(7)Related to the acquisition of Askaynak and is included in Other income (expense).
(8)Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the nine months ended September 30, 2019.
The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2020	2019
Net income as reported	$204,753	$316,232
Rationalization and asset impairment charges	44,867	7,269
Acquisition transaction and integration costs	—	2,637
Pension settlement charges	6,522	1,696
Amortization of step up in value of acquired inventories	806	3,008
Gains on asset disposals	—	(3,554)
Gain on change in control	—	(7,601)
Tax effect of Special items (2)	(11,030)	(12,583)
Adjusted net income (1)	$245,918	$307,104
Plus: Interest expense, net of tax of $6,177 and $6,410 in 2020 and 2019, respectively	18,564	19,265
Less: Interest income, net of tax of $513 and $926 in 2020 and 2019, respectively	1,543	2,785
Adjusted net income before tax-effected interest	$262,939	$323,584

Invested Capital	September 30, 2020	September 30, 2019
Short-term debt	$1,147	$13,293
Long-term debt, less current portion	715,687	713,884
Total debt	716,834	727,177
Total equity	710,744	813,808
Invested capital	$1,427,578	$1,540,985

Return on invested capital (1)	18.4%	21.0%

	Twelve Months Ended September 30,
Total Debt / EBITDA	2020	2019
Net income as reported	$204,753	$316,232
Income taxes	58,412	66,508
Interest expense, net	22,685	21,964
Depreciation and amortization	81,653	78,800
EBITDA (1)	$367,503	$483,504

	September 30, 2020	September 30, 2019
Total debt	$716,834	$727,177

Total debt / EBITDA	1.95	1.50

(1)Adjusted net income, Return on invested capital and EBITDA are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended September 30, 2019.
The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES:
Net income	$58,479	$72,461
Non-controlling interests in subsidiaries’ income (loss)	27	(4)
Net income including non-controlling interests	58,506	72,457
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	22	—
Depreciation and amortization	19,488	21,148
Equity earnings in affiliates, net	(80)	(49)
Gain on change in control	—	(7,601)
Other non-cash items, net	2,518	3,566
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(30,517)	45,374
Decrease (increase) in inventories	26,948	(8,709)
Decrease in trade accounts payable	(2,218)	(18,733)
Net change in other current assets and liabilities	14,232	20,393
Net change in other long-term assets and liabilities	649	835
NET CASH PROVIDED BY OPERATING ACTIVITIES	89,548	128,681

INVESTING ACTIVITIES:
Capital expenditures	(12,105)	(17,038)
Acquisition of businesses, net of cash acquired	—	(28,892)
Proceeds from sale of property, plant and equipment	739	779
NET CASH USED BY INVESTING ACTIVITIES	(11,366)	(45,151)

FINANCING ACTIVITIES:
Net change in borrowings	(48,230)	(27,544)
Proceeds from exercise of stock options	5,959	5,250
Purchase of shares for treasury	(223)	(61,028)
Cash dividends paid to shareholders	(29,131)	(29,061)
NET CASH USED BY FINANCING ACTIVITIES	(71,625)	(112,383)

Effect of exchange rate changes on Cash and cash equivalents	2,867	(4,396)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,424	(33,249)
Cash and cash equivalents at beginning of period	143,055	189,861
Cash and cash equivalents at end of period	$152,479	$156,612

Cash dividends paid per share	$0.49	$0.47

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES:
Net income	$141,037	$229,393
Non-controlling interests in subsidiaries’ income (loss)	37	(26)
Net income including non-controlling interests	141,074	229,367
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	21,927	1,069
Depreciation and amortization	60,566	60,400
Equity earnings in affiliates, net	(323)	(1,266)
Gain on change in control	—	(7,601)
Other non-cash items, net	(2,770)	9,285
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(6,851)	24,103
Increase in inventories	(3,430)	(36,476)
Decrease in trade accounts payable	(42,333)	(34,202)
Net change in other current assets and liabilities	46,642	34,340
Net change in other long-term assets and liabilities	1,059	1,647
NET CASH PROVIDED BY OPERATING ACTIVITIES	215,561	280,666

INVESTING ACTIVITIES:
Capital expenditures	(37,116)	(53,551)
Acquisition of businesses, net of cash acquired	—	(136,735)
Proceeds from sale of property, plant and equipment	6,957	9,491
Other investing activities	—	2,000
NET CASH USED BY INVESTING ACTIVITIES	(30,159)	(178,795)

FINANCING ACTIVITIES:
Net change in borrowings	(33,135)	2,433
Proceeds from exercise of stock options	7,961	6,210
Purchase of shares for treasury	(113,198)	(221,942)
Cash dividends paid to shareholders	(88,945)	(89,162)
NET CASH USED BY FINANCING ACTIVITIES	(227,317)	(302,461)

Effect of exchange rate changes on Cash and cash equivalents	(5,169)	(1,647)
DECREASE IN CASH AND CASH EQUIVALENTS	(47,084)	(202,237)
Cash and cash equivalents at beginning of period	199,563	358,849
Cash and cash equivalents at end of period	$152,479	$156,612

Cash dividends paid per share	$1.47	$1.41

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2020
Net sales	$371,535	$196,937	$100,416	$—	$668,888
Inter-segment sales	29,368	4,898	1,898	(36,164)	—
Total	$400,903	$201,835	$102,314	$(36,164)	$668,888

Net income					$58,479
As a percent of total sales					8.7%

EBIT (1)	$52,076	$11,031	$17,587	$(1,839)	$78,855
As a percent of total sales	13.0%	5.5%	17.2%		11.8%
Special items charges (gains) (3)	7,044	2,401	—	—	9,445
Adjusted EBIT (2)	$59,120	$13,432	$17,587	$(1,839)	$88,300
As a percent of total sales	14.7%	6.7%	17.2%		13.2%

Three months ended September 30, 2019
Net sales	$443,521	$205,378	$81,884	$—	$730,783
Inter-segment sales	31,101	4,441	1,857	(37,399)	—
Total	$474,622	$209,819	$83,741	$(37,399)	$730,783

Net income					$72,461
As a percent of total sales					9.9%

EBIT (1)	$74,110	$14,681	$11,038	$(1,632)	$98,197
As a percent of total sales	15.6%	7.0%	13.2%		13.4%
Special items charges (gains) (4)	—	(4,497)	—	—	(4,497)
Adjusted EBIT (2)	$74,110	$10,184	$11,038	$(1,632)	$93,700
As a percent of total sales	15.6%	4.9%	13.2%		12.8%
(1)EBIT is defined as Operating income plus Other income (expense).
(2)The primary profit measure used by management to assess segment performance is Adjusted EBIT.  EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)Special items in 2020 reflect Rationalization and asset impairment charges of $3,856 and $2,401 in Americas Welding and International Welding, respectively, and pension settlement charges of $3,188 in Americas Welding.
(4)Special items in 2019 reflect Rationalization and asset impairment charges of $1,495, amortization of step up in value of acquired inventories of $1,609 and a gain on change in control of $7,601 related to the acquisition of Askaynak in International Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Nine months ended September 30, 2020
Net sales	$1,123,299	$572,027	$266,280	$—	$1,961,606
Inter-segment sales	81,644	13,667	5,376	(100,687)	—
Total	$1,204,943	$585,694	$271,656	$(100,687)	$1,961,606

Net income					$141,037
As a percent of total sales					7.2%

EBIT (1)	$142,283	$20,626	$41,792	$(4,902)	$199,799
As a percent of total sales	11.8%	3.5%	15.4%		10.2%
Special items charges (gains) (3)	34,241	9,103	—	—	43,344
Adjusted EBIT (2)	$176,524	$29,729	$41,792	$(4,902)	$243,143
As a percent of total sales	14.6%	5.1%	15.4%		12.4%

Nine months ended September 30, 2019
Net sales	$1,377,847	$635,770	$253,348	$—	$2,266,965
Inter-segment sales	95,300	12,838	5,837	(113,975)	—
Total	$1,473,147	$648,608	$259,185	$(113,975)	$2,266,965

Net income					$229,393
As a percent of total sales					10.1%

EBIT (1)	$237,598	$43,624	$35,045	$(10,447)	$305,820
As a percent of total sales	16.1%	6.7%	13.5%		13.5%
Special items charges (gains) (4)	3,115	(4,925)	—	1,804	(6)
Adjusted EBIT (2)	$240,713	$38,699	$35,045	$(8,643)	$305,814
As a percent of total sales	16.3%	6.0%	13.5%		13.5%
(1)EBIT is defined as Operating income plus Other income (expense).
(2)The primary profit measure used by management to assess segment performance is Adjusted EBIT.  EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)Special items in 2020 reflect Rationalization and asset impairment charges of $27,719 and $8,297 in Americas Welding and International Welding, respectively, amortization of step up in value of acquired inventories of $806 in International Welding related to an acquisition, and pension settlement charges of $6,522 in Americas Welding,
(4)Special items in 2019 reflect Rationalization and asset impairment charges of $1,716 in Americas Welding and $4,621 in International Welding, amortization of step up in value of acquired inventories of $1,399 in Americas Welding and $1,609 in International Welding, gains on disposals of assets of $3,554 and a gain on change in control of $7,601 related to the acquisition of Askaynak in International Welding and acquisition transaction and integration costs of $1,804 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2019	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2020
Operating Segments
Americas Welding	$443,521	$(69,028)	$—	$(682)	$(2,276)	$371,535
International Welding	205,378	(10,964)	—	70	2,453	196,937
The Harris Products Group	81,884	10,461	—	9,472	(1,401)	100,416
Consolidated	$730,783	$(69,531)	$—	$8,860	$(1,224)	$668,888

% Change
Americas Welding		(15.6%)	—	(0.2%)	(0.5%)	(16.2%)
International Welding		(5.3%)	—	—	1.2%	(4.1%)
The Harris Products Group		12.8%	—	11.6%	(1.7%)	22.6%
Consolidated		(9.5%)	—	1.2%	(0.2%)	(8.5%)

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2019	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2020
Operating Segments
Americas Welding	$1,377,847	$(245,755)	$6,190	$(7,479)	$(7,504)	$1,123,299
International Welding	635,770	(85,923)	33,521	(2,901)	(8,440)	572,027
The Harris Products Group	253,348	6,370	—	10,073	(3,511)	266,280
Consolidated	$2,266,965	$(325,308)	$39,711	$(307)	$(19,455)	$1,961,606

% Change
Americas Welding	—%	(17.8%)	0.4%	(0.5%)	(0.5%)	(18.5%)
International Welding		(13.5%)	5.3%	(0.5%)	(1.3%)	(10.0%)
The Harris Products Group		2.5%	—	4.0%	(1.4%)	5.1%
Consolidated		(14.3%)	1.8%	—	(0.9%)	(13.5%)